UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 3, 2019, Revolution Lighting Technologies, Inc. (the “Company”) received an additional delisting determination letter (the “Additional Determination Letter”) from the staff of the Listing Qualifications Department of the Nasdaq Stock Market (the “Nasdaq Staff”) informing the Company that, since the Company has not regained compliance with the minimum $1.00 bid price requirement as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) within 180 days, the Nasdaq Hearings Panel (the “Panel”) that the Company appeared before on June 6, 2019 will consider the deficiency as an additional basis for delisting the Company’s common stock from Nasdaq. The Bid Price Rule requires listed companies to maintain a minimum bid price of at least $1.00 per share.

As previously disclosed, the Company received several delisting determination letters from the Nasdaq Staff informing the Company that, since it has been unable to file certain prior Securities and Exchange Commission (“SEC”) reports (the “Delayed Reports”), the Company’s common stock is subject to delisting from Nasdaq. Nasdaq Listing Rule 5250(c)(1) (the “Financial Reporting Rule”) requires listed companies to timely file all required periodic financial reports with the SEC.

The Company appeared before the Panel on June 6, 2019 and presented its plan to regain compliance with the Financial Reporting Rule and the Bid Price Rule (together, the “Nasdaq Listing Requirements”). On several occasions since the June 6, 2019 hearing, the Company submitted additional updates to the Panel informing the Panel of additional developments and supplemental plans to regain compliance with the Nasdaq Listing Requirements.

On July 9, 2019, the Company received an extension letter (the “Extension Letter”) from the Panel informing the Company that the Panel has granted the Company’s request to continue listing on The Nasdaq Capital Market, subject to the Company providing written periodic updates to Nasdaq regarding the status of the Company’s audit and remediation processes, and becoming current in its filings with the SEC on or before October 29, 2019. In addition, the Company must be able to demonstrate compliance with all requirements for continued listing on Nasdaq. The Extension Letter stays any action in connection with the Additional Determination Letter, unless and until the Panel determines whether it wishes to modify the terms of its Extension Letter based on the Bid Price Rule deficiency.

On July 10, 2019, the Company issued a press release announcing its receipt of the Additional Determination Letter and the Extension Letter. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “will,” “may,” “estimates”, “expects,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding when the Company will file the Delayed Reports and whether the Company will regain compliance with Nasdaq’s continued listing requirements involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that the Company’s ongoing restatement will not be timely completed, the risk that the Company will be unable to comply with the Bid Price Rule and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 10, 2019, of Revolution Lighting Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta, Sr.
Robert V. LaPenta, Sr. Chief Executive Officer and President